UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC
6.375% Junior Subordinated Notes due 2086	SRJN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2026, Spire Inc. (the “Company”) filed a Termination of Certificate of Designations of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Termination of Certificate of Designations”) to its Articles of Incorporation with the Secretary of State of the State of Missouri, eliminating from the Articles of Incorporation all matters set forth in the Certificate of Designations with respect to its 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”). This amendment terminates the Certificate of Designations of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, which was made a part of the Articles of Incorporation when filed with the Missouri Secretary of State on May 16, 2019. A copy of the Termination of Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 13, 2026, the Company completed the previously announced redemption of all outstanding shares of Series A Preferred Stock and the corresponding depositary shares representing fractional interests in the Series A Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Termination of the Certificate of Designations of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock
104	Cover Page Interactive Data File (formatted in Inline XBRL and included in the Interactive Data Files submitted under Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	February 18, 2026	By:	/s/ Adam Woodard
Adam Woodard Executive Vice President and Chief Financial Officer